Exhibit 99.1
QlikTech Announces Second Quarter 2011 Financial Results
•	Total revenue of $74.0 million increases 45% compared to second quarter of 2010

•	License revenue of $45.3 million increases 39% compared to second quarter of 2010

•	Americas revenue of $22.7 million increases 44% compared to second quarter 2010
RADNOR, Pennsylvania — July 28, 2011 - Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery—user-driven Business Intelligence (BI), today announced financial results for the three month period ended June 30, 2011.
Lars Björk, Chief Executive Officer of QlikTech, stated, “The second quarter demonstrated strong demand for our solutions with total revenue increasing 45% year-over-year. The efforts we have made to grow our sales force and partner channel, as well as improve their effectiveness, are paying off and contributing to our strong growth. This success, combined with the expanding opportunity we see in front of us and the clear advantages of Business Discovery, gives us the confidence to continue investing in order to capture more market share.”
Björk added, “While we are again raising our revenue outlook for the year, the accelerated investments made during the first half of 2011, combined with ongoing investments in the second half of the year, will result in a higher operating expense structure than previously contemplated in our full year guidance.”
Financial Highlights for the Second Quarter Ended June 30, 2011
Total revenue for the second quarter of 2011 was $74.0 million, an increase of 45% from $51.1 million in the second quarter of 2010. License revenue was $45.3 million, an increase of 39% from $32.5 million in the second quarter of 2010. Maintenance revenue was $21.8 million, an increase of 61% from $13.5 million in the second quarter of 2010. Professional services revenue was $6.9 million, an increase of 37% from $5.1 million in the second quarter of 2010.
GAAP operating loss for the second quarter of 2011 was ($3.6) million, compared to GAAP operating income of $5.8 million for the second quarter of 2010. GAAP net loss was ($2.2) million, or ($0.03) per basic and diluted common share, compared to a GAAP net income of $3.5 million or $0.02 per basic and diluted common share, in the second quarter of 2010. GAAP operating loss for the second quarter 2011 includes a $2.2 million lease termination charge related to the abandonment of our previous facility in Lund, Sweden, which has been replaced by a larger facility to house our expanding research and development operation.
Non-GAAP operating income, which excludes stock-based compensation, employer payroll taxes related to stock transactions and lease termination costs, was $1.4 million for the second quarter of 2011, compared to non-GAAP operating income of $6.4 million for the second quarter of 2010. Non-GAAP net income was $1.2 million for the second quarter of 2011, compared to a non-GAAP net income of $3.7 million for the second quarter of 2010. Non-GAAP net income per basic and diluted common share for the second quarter of 2011 was $0.02 and $0.01, respectively, compared to non-GAAP net income per basic and diluted common share of $0.05 and $0.04, respectively, for the second quarter of 2010.

GAAP net loss and non-GAAP net income for the second quarter of 2011 include a $0.4 million foreign exchange gain, compared to a foreign exchange gain of $0.7 million in the prior year period.
The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and six months ended June 30, 2011 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $174.5 million as of June 30, 2011, compared to $158.7 million as of December 31, 2010. For the six months ended June 30, 2011, net cash provided by operating activities was $12.2 million, compared to $17.4 million for the six months ended June 30, 2010.
Other Second Quarter and Recent Business Highlights:
•	Announced that Joe DiBartolomeo joined as President of the Americas. Mr. DiBartolomeo joins from Dun and Bradstreet where he was the President and General Manager of Purisma, a D&B company. Prior to Purisma, he spent 19 years in numerous management roles at Oracle. He is an accomplished sales executive with a demonstrated track record of delivering superior results in the enterprise software industry.
•	Ended the second quarter of 2011 with an active customer count of approximately 21,000, up from approximately 15,000 active customers at the end of the second quarter of 2010.
•	Added new customers during the second quarter including EAT Limited, El Corte Ingles, Elisa Oy, FIS Healthcare, FrontPoint Security, Infrabel Belgium, Nippon Paper, Novamedia Group (Lottery), RWE AG, Sanofi-Aventis Deutschland GmbH, and SAB Miller.
•	Expanded numerous customer engagements globally through our land and expand strategy including BMW AG, Canal Digital, CSL Behring, Deutsche Bank, Ecuador National Police, Foss, ING Lease, Lockton Insurance, Posten Norge AS, ThedaCare, and the US Department of Veterans Affairs.
•	Revenue in the Americas was $22.7 million, up 44% over the prior year period and representing 31% of total revenue, driven by strength in the United States, our largest individual sales territory. European countries generated $44.7 million in revenue, up 40% over the prior year period and representing 60% of total revenue. Rest of World revenue was $6.6 million, up 90% over the prior year period and representing 9% of total revenue.
•	Signed a global partnership agreement with Capgemini to offer its customers added-value services and solutions for the QlikView business discovery platform. The new partnership will extend across Capgemini’s Global Business Information Management (BIM) Practice of over 7,000 people.
•	Announced the Business Discovery tour in 25 cities in the U.S. and Canada designed to demonstrate how Business Discovery is transforming BI initiatives, from small and medium-sized businesses to the enterprise. Capgemini is the lead sponsor for the tour, partnering with QlikTech to share how its organization can deliver value to companies by taking advantage of the QlikView Business Discovery platform.
•	Hosted Qonnections, our annual partner conference. Attendance was up significantly over the prior year, with representatives from 54 countries.
Business Outlook
Based on information available as of July 28, 2011, QlikTech is issuing guidance for the third quarter and updating full year 2011 guidance as follows:

Third Quarter 2011: The company expects total revenue for the third quarter to be in the range of $69.0 million to $72.0 million, non-GAAP operating income to be in the range of $0.0 million to $2.0 million and non-GAAP net income per diluted common share to be in the range of $0.00 to $0.02. QlikTech’s expectations of non-GAAP net income per diluted common share for the third quarter exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 88 million.
Full Year 2011: The company expects 2011 total revenue to be in the range of $310.0 million to $320.0 million, non-GAAP operating income to be in the range of $35.0 million to $40.0 million and non-GAAP net income per diluted common share to be in the range of $0.26 to $0.30. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense, employer payroll taxes related to stock transactions, and lease termination costs and assume a tax rate of 32% and weighted average shares outstanding of approximately 87 million.
The foregoing guidance supersedes QlikTech’s financial guidance for the full year 2011 discussed in the press release issued by the company on April 28, 2011, which was furnished to the Securities and Exchange Commission under Item 2.02 of the Company’s Current Report on Form 8-K on April 28, 2011.
Conference Call and Webcast Information
QlikTech will host a conference call on July 28, 2011, at 5:00 p.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until August 5, 2011 at 800-642-1687 (domestic) or 706-645-9291 (international). The replay pass code is 82208214. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.
Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP income (loss) per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
For the three and six months ended June 30, 2011 and 2010, non-GAAP operating income (loss) is determined by taking income or loss from operations and adding back non-cash stock-based compensation expense, employer payroll taxes related to stock transactions, and lease termination costs. Non-GAAP net income (loss) is determined by taking pretax income or loss and adding back non-cash stock-based compensation expense, employer payroll taxes on stock transactions, and lease termination costs and the result is tax affected at an estimated 32% tax rate. QlikTech believes this adjustment provides useful information to both management and investors due to the following factors:
•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.
•	Lease termination costs. Lease termination costs include termination costs to settle lease obligations related to facilities which are no longer occupied as well as the write-off of leasehold improvements related to those facilities that are no longer in use. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.
Non-GAAP income (loss) per share is determined by taking non-GAAP net income (loss) and, for the three and six months ended June 30, 2010, adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of the period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes related to stock transactions, and lease termination costs and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.
About QlikTech
QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more approximately 21,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.
QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Qlik Technologies Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
License revenue	$45,329	$32,544	$83,214	$58,766
Maintenance revenue	21,780	13,519	41,157	26,588
Professional services revenue	6,933	5,067	12,690	9,541

Total revenue	74,042	51,130	137,061	94,895

Cost of revenue:
License revenue	777	1,178	1,692	1,857
Maintenance revenue	1,697	1,013	3,238	1,708
Professional services revenue	6,126	3,554	11,325	6,466

Total cost of revenue	8,600	5,745	16,255	10,031

Gross profit	65,442	45,385	120,806	84,864

Operating expenses:
Sales and marketing	45,393	27,751	83,065	53,164
Research and development	6,531	2,980	11,843	5,644
General and administrative	17,119	8,813	34,508	18,206

Total operating expenses	69,043	39,544	129,416	77,014

Income (loss) from operations	(3,601)	5,841	(8,610)	7,850

Other income (expense):
Interest income (expense), net	27	(185)	60	(443)
Change in fair value of warrants	—	(1,408)	—	(1,962)
Foreign exchange gain (loss) and other expense, net	361	664	(1,113)	(698)

Total other income (expense), net	388	(929)	(1,053)	(3,103)

Income (loss) before benefit for income taxes	(3,213)	4,912	(9,663)	4,747

(Provision) benefit for income taxes	1,043	(1,374)	2,920	(1,328)

Net income (loss)	$(2,170)	$3,538	$(6,743)	$3,419

Net income (loss) per common share
Basic	$(0.03)	$0.02	$(0.08)	$0.02
Diluted	$(0.03)	$0.02	$(0.08)	$0.02

Weighted average number of common shares outstanding
Basic	81,724,971	17,222,001	80,486,401	17,035,083
Diluted	81,724,971	24,711,969	80,486,401	24,150,670
Stock-based compensation expense for the three and six months ended June 30, 2011 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Cost of revenue	$156	$26	$252	$52
Sales and marketing	1,079	308	1,928	568
Research and development	91	21	133	42
General and administrative	674	194	1,187	387

	$2,000	$549	$3,500	$1,049

Qlik Technologies Inc.
Reconciliation of non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Reconciliation of non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(3,601)	$5,841	$(8,610)	$7,850
Stock-based compensation expense	2,000	549	3,500	1,049
Employer payroll taxes on stock transactions	810	—	1,800	—
Lease termination costs	2,236	—	2,236	—

Non-GAAP income (loss) from operations	$1,445	$6,390	$(1,074)	$8,899

Non-GAAP income (loss) from operations as a percentage of total revenue	2.0%	12.5%	-0.8%	9.4%
GAAP income (loss) from operations as a percentage of total revenue	-4.9%	11.4%	-6.3%	8.3%

Reconciliation of non-GAAP net income (loss):

GAAP net income (loss)	$(2,170)	$3,538	$(6,743)	$3,419
Stock-based compensation expense	2,000	549	3,500	1,049
Employer payroll taxes on stock transactions	810	—	1,800	—
Lease termination costs	2,236	—	2,236	—
Income tax adjustment*	(1,630)	(374)	(2,239)	(527)

Non-GAAP net income (loss)	$1,246	$3,713	$(1,446)	$3,941

Non-GAAP net income (loss) per common share — basic	$0.02	$0.05	$(0.02)	$0.05

Non-GAAP net income (loss) per common share — diluted	$0.01	$0.04	$(0.02)	$0.05

GAAP net income (loss) per common share — basic	$(0.03)	$0.02	$(0.08)	$0.02

GAAP net income (loss) per common share — diluted	$(0.03)	$0.02	$(0.08)	$0.02

Non-GAAP weighted average number of common shares outstanding — basic**	81,724,971	76,823,425	80,486,401	76,636,507

Non-GAAP weighted average number of common shares outstanding — diluted**	86,807,408	84,313,393	80,486,401	83,752,094

GAAP weighted average number of common shares outstanding — basic	81,724,971	17,222,001	80,486,401	17,035,083

GAAP weighted average number of common shares outstanding — diluted	81,724,971	24,711,969	80,486,401	24,150,670

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP provision (benefit) for income taxes utilizing an estimated tax rate of 32%.

**	For 2010, reflects the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the period, which results in the Company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$174,503	$158,712
Accounts receivable, net	70,946	85,364
Prepaid expenses and other current assets	14,180	7,107
Deferred income taxes	527	527

Total current assets	260,156	251,710

Property and equipment, net	10,131	4,399
Intangible assets, net	306	388
Goodwill	2,861	2,746
Deferred income taxes	4,248	4,248
Deposits and other noncurrent assets	1,679	1,573

Total assets	$279,381	$265,064

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,469	$5,627
Deferred revenue	54,941	50,024
Accrued payroll and other related costs	27,976	25,262
Accrued expenses	16,921	21,391
Deferred income taxes	337	337

Total current liabilities	107,644	102,641

Long-term liabilities:
Deferred income taxes	48	48
Other long-term liabilities	7,605	3,185

Total liabilities	115,297	105,874

Commitments and contingencies

Stockholders’ equity:
Common stock	8	8
Additional paid-in-capital	167,557	157,928
(Accumulated deficit) retained earnings	(6,610)	133
Accumulated other comprehensive income	3,129	1,121

Total stockholders’ equity	164,084	159,190

Total liabilities and stockholders’ equity	$279,381	$265,064

Qlik Technologies Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities
Net income (loss)	$(6,743)	$3,419
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,196	739
Stock-based compensation expense	3,500	1,049
Excess tax benefit from stock-based compensation	—	(656)
Other non cash items	448	300
Change in fair value of warrants	—	1,962
Unrealized foreign currency (gain) loss, net	(946)	1,169
Changes in assets and liabilities:
Accounts receivable	18,515	10,148
Prepaid expenses and other assets	(6,263)	(1,345)
Deferred revenues	2,284	2,932
Accounts payable and other liabilities	166	(2,330)

Net cash provided by operating activities	12,157	17,387

Cash flows from investing activities
Acquisitions, net of cash acquired	(179)	193
Purchase of property and equipment	(5,139)	(1,074)

Net cash used in investing activities	(5,318)	(881)

Cash flows from financing activities
Proceeds from exercise of and issuance of common stock options	6,127	951
Payments on line of credit and long-term debt	—	(2,310)
Excess tax benefit from stock-based compensation	—	656
Payments for offering costs	—	(1,769)

Net cash provided by (used in) financing activities	6,127	(2,472)
Effect of exchange rate on cash	2,825	(3,046)

Net increase in cash and cash equivalents	15,791	10,988
Cash and cash equivalents, beginning of period	158,712	24,852

Cash and cash equivalents, end of period	$174,503	$35,840

Supplemental cash flow information:
Cash paid during the period for interest	$58	$329

Cash paid during the period for income taxes	$11,865	$786

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Tenant improvement allowance received under operating lease	$1,764	$—

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939
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